14
656895v1
                                                EXHIBIT D1-1

                           BEFORE
          THE PUBLIC UTILITIES COMMISSION OF OHIO

In the Matter of the Joint      )
Petition of VECTREN ENERGY OF   )
OHIO, INC., INDIANA GAS         )
COMPANY, INC., AND THE DAYTON   )
POWER AND LIGHT COMPANY, to     )   Case No. 00-524-GA-ATR
Transfer the Natural Gas Assets )
of The Dayton Power and Light   )
Company to Vectren Energy of    )
Ohio, Inc.  and/or Indiana Gas  )
Company, Inc. Pursuant to R.C.
Section 4905.48 (B) and (C)

                   JOINT PETITION

(1)    Joint Petitioner Vectren Energy of Ohio, Inc.

("Company") is an Ohio corporation and a wholly-owned

subsidiary of Indiana Energy, Inc. ("IEI").  Pursuant to

R.C. Section 4905.63, Company is the proposed purchaser of

the natural gas assets of The Dayton Power and Light Company

("DP&L") (the "DP&L Gas Assets") pursuant to the Asset

Purchase Agreement dated December 14, 1999, a copy of which

is attached as Exhibit No. 1 ("Agreement").  As the

prospective purchaser of the DP&L Gas Assets, Company is a

public utility and a natural gas company as those terms are

defined in Sections R.C. 4905.02 and 4905.03(A)(6).  Company is thus subject to the jurisdiction of the Commission.

Company desires to complete its purchase of the DP&L Gas

Assets pursuant to R.C. Section 4905.48.



(2)    Joint Petitioner Indiana Gas Company, Inc. ("IGC") is

an Indiana corporation and a wholly-owned subsidiary of IEI.

IGC is a public utility operating in the State of Indiana

where it provides natural gas services to approximately

510,000 customers in 48 counties.  Pursuant to Indiana law,

IGC is subject to regulation by the Indiana Utility

Regulatory Commission ("IURC").  IGC is presently evaluating whether it, rather than Company, might become the acquirer

of the DP&L Gas Assets.  If so, IGC would remain

incorporated in Indiana and would also incorporate under

Ohio law, resulting in dual incorporation.  In that event,

IGC would be a public utility and a natural gas company as those terms are defined in R.C. Sections 4905.02 and 4905.03(A)(6).  IGC would then be subject to the

jurisdiction of the Commission and would desire to complete

the purchase of the DP&L Gas Assets pursuant to R.C. Section

4905.48.

     Whether the Company or IGC is ultimately the acquirer

of the DP&L Gas Assets depends on which transaction

structure would be more likely to result in the continued

availability of an "intrastate" exemption for Vectren

Corporation ("Vectren") *(1) under Public Utility Holding

Company Act of 1935 ("PUHCA") Section 3(a)(1) after the

acquisition.  Vectren's preferred transaction structure is

the acquisition of the DP&L Gas Assets by Company (the

"Preferred Structure").  However, if Vectren does not

receive assurances that it will retain its PUCHA exemption

after effecting the Preferred Structure, Vectren's next

alternative would be for IGC to acquire the DP&L Gas Assets

(the "First Alternative Structure").

     In order to qualify for a PUCHA exemption assuming

Vectren uses the First Alternative Structure, IGC must

remain incorporated in the state of Indiana.  However, IGC

would also need to be incorporated in Ohio because of R.C.

Section 4905.62 which provides that control of an Ohio

public utility, or its franchises, permits, licenses or

rights to operate, manage or control utility facilities, may be transferred only to an Ohio corporation. *(2)

     Vectren hopes to consummate one of the above described

structures to avoid registration as a holding company under

PUCHA.  However, if the Securities and Exchange Commission

("SEC") rejects Vectren's request for a PUCHA exemption,

Vectren would nevertheless proceed to acquire DP&L Gas



______________________________________________________

*(1)    See Paragraph 4 infra for information about Vectren.

*(2)     Vectren is currently in the process of ascertaining
the ability of IGC, an Indiana corporation, to incorporate in Ohio in order to comply with these requirements.

_______________________________________________________

Assets even if that would result in regulation as a

registered holding company under PUCHA.



(3)    Joint Petitioner DP&L is a public utility and a

natural gas company *(3) as those terms are defined in Ohio

Revised Code (R.C.) Sections 4905.02 and 4905.03(A)(6) and

is thus subject to the jurisdiction of the Public Utilities

Commission of Ohio ("Commission").  DP&L owns and operates a natural gas distribution system and related facilities which it uses to provide natural gas service to approximately

308,000 customers in 16 counties in west central Ohio.



(4)    IEI, while also a party to the Agreement, is solely a

guarantor of the Company's or IGC's obligations, as the case may be, and will not be involved in the ownership or

operation of the DP&L Gas Assets.  Moreover, IEI does not

intend to become an Ohio public utility or an Ohio natural

gas company.  IEI is a publicly traded company on the New

York Stock Exchange ("NYSE") and it is in the process of

merging with SIGCORP, Inc. ("SIGCORP"), another publicly

traded company on the NYSE, which provides, through its

operating subsidiaries, electric and natural gas utility

services to approximately 150,000 customers in 8 counties in southwestern Indiana.  SIGCORP, through other operating

subsidiaries, is also engaged in providing

telecommunications and other services in Indiana and

elsewhere.  Pursuant to a June 11, 1999, Agreement and Plan

of Merger, IEI and SIGCORP intend to merge to form a new

entity called Vectren Corporation.  IEI and SIGCORP

anticipate that the merger will be consummated by the end of

March, 2000.  The actions necessary to consummate the merger have already been taken by the shareholders of IEI and

SIGCORP, as well as the Federal Energy Regulatory Commission

("FERC"), the SEC,  and the Federal Communications

Commission.  In addition, as a result of



____________________________________________________

(3)     DP&L is also an electric company as defined in  R.C.
Section 4905.03(A)(4).

____________________________________________________
filings by IEI and SIGCORP under the Hart Scott Rodino

Notification Act, the Department of Justice has reviewed the proposed merger and terminated its investigation without the imposition of any conditions.  Vectren intends to be

publicly traded on the NYSE and to operate as an exempt

holding company under PUHCA.



(5)    Whether the Company or IGC is ultimately the acquirer

of the DP&L Gas Assets will depend upon the continued

availability of an exemption under PUHCA.  Prior to the

consummation of the purchase of the DP&L Gas Assets under

the Agreement, IEI (or Vectren) will approach the staff of

the SEC concerning IEI's (or Vectren's) status as an exempt

public utility holding company on the basis that following

the acquisition of the DP&L Gas Assets, IEI (or Vectren)

will not derive any material part of its income from those

assets and IEI (or Vectren), and each of its public utility

subsidiaries from which it derives any material part of its

income, will remain predominately intrastate in character

and carry on its business substantially in Indiana.  It is

IEI's (and Vectren's) stated preference to remain an exempt

holding company under PUHCA, and, to the extent lawfully

permissible, IEI (or Vectren) intends to cause the structure of the purchase of the DP&L Gas Assets to provide an end

result where, pursuant to PUHCA, IEI (or Vectren) remains an exempt holding company.



(6)    Company is a special purpose corporation formed to

complete the acquisition of the DP&L Gas Assets.  Upon the

approval of this Joint Petition, pursuant to the Agreement,

Company will hire a significant number of the employees of

DP&L who currently operate the DP&L Gas Assets.



(7)    As more fully described in Paragraph No. 2, IGC is a

public utility operating in the state of Indiana with

approximately 845 employees who serve approximately 510,000 natural gas customers. If IGC is the acquirer of the DP&L

Gas Assets, pursuant to the Agreement, it will hire a

significant number of the employees of DP&L who currently

operate the DP&L Gas Assets.



(8)    Following the consummation of the Vectren merger, IGC

and Company will have a sister company, Southern Indiana Gas and Electric Company ("SIGECO"), which is a combination gas

and electric company with approximately 940 employees who

serve approximately 150,000 gas and/or electric customers in southwestern Indiana.  Pursuant to Indiana law, SIGECO is

subject to regulation by the IURC.  Moreover, pursuant to

federal law, certain of SIGECO's electric operations are

subject to regulation by the FERC.



(9)    DP&L desires to sell substantially all of its natural

gas assets including the existing pipeline contracts serving the DP&L Gas Assets pursuant to the Agreement.  The

Agreement provides for a purchase price of $425,000,000

(plus or minus certain adjustments) for the DP&L Gas Assets.



(10)    To fund the expected purchase price of $425,000,000,

the following is expected to occur.  If the acquirer is the

Company, then IEI (or Vectren), or one of their

subsidiaries, will make an equity contribution to the

Company of approximately one half of that amount.  The

remainder would be loaned to the Company pursuant to a short-

term agreement, which will enable the Company to secure long-

term debt to repay that loan.  If the acquirer is IGC, then

the same arrangements will be made except that IGC will

participate rather than the Company.  In either event, when

the short term borrowings are to be converted into long term debt, the appropriate application will be made to the

Commission pursuant to R.C. Section 4905.40.



(11)    ARTICLE II, Section 2.1, of the Agreement specifies

that the DP&L Gas Assets include:

        (a)  the real property, leaseholds and
        subleaseholds therein, buildings, structures and other improvements (including gas pipes and pipelines, empty downtown ducts in the City of Dayton, meters and related equipment, and all facilities used for storing and delivering propane), fixtures and fittings thereon, easements, license agreements, leases, rights of way and other real property interests described on Schedule 2.1 or to be conveyed pursuant to Section 7.4(b) (the
        "Real Estate");

        (b)  all inventories of natural gas, fuels,
        propane, supplies, materials and critical spares used exclusively in connection with the Business and located on, in storage for, or in transit to or from the Real Estate on the Closing Date;
        (c) the machinery, equipment, vehicles, furniture and other tangible personal property used exclusively in connection with the Business, including the items of tangible personal property listed on Schedule 2.1, and all warranties against manufacturers or vendors relating thereto, to the extent that such warranties are freely transferable;

        (d) DP&L's Agreements, in each case, to the extent the same are assignable;

        (e) the Permits and Environmental Permits listed on Schedule 5.14 in each case, to the extent the same are assignable (the "Transferable Permits");

        (f) all processes, trade secrets, customer data, know-how and other proprietary or confidential information used exclusively in connection with the Business and all confidentiality, noncompete or nondisclosure agreements executed by employees of DP&L relating to the Business;

        (g)  originals or copies of all Transferring
        Employee Records, books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar of the DP&L relating specifically to the Purchased
        Assets including books of account, all customer lists, billing records and other customer correspondence relating to the Business, all regulatory filings and other books and records relating to the rates and services provided by DP&L in connection with the operation of the Business;
        and

        (h) all of the rights, claims or causes or action of DP&L against a third party exclusively related to the Purchased Assets, the operation of the Business or the Assumed Obligations arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to both Assumed Obligations and Excluded Liabilities, Company and DP&L shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action.

(12)    Company or IGC proposes to adopt DP&L's natural gas

Tariff P.U.C.O. No. 3 and thus to assess the same rates and

charges for natural gas service previously approved by the

Commission for DP&L in Case No. 91-415-GA-AIR.



(13)    As provided in Schedule 7.13 to the Agreement,

Company or IGC will enter into an agreement with DP&L for

the provision of transition services.  With respect to

certain services, this period could be for up to three

years.  This should allow for a seamless transition of DP&L

customers to Vectren.  These transition services include

meter reading, billing and call center operations.  The

parties have also agreed that the acquirer will be able to

use the DP&L name along with the Vectren name for a period

of time.  This will facilitate clear communication to

customers of the change of ownership.



(14)    In support of the Joint Petition, the following

exhibits are submitted:

      Exhibit No. 1   Asset Purchase Agreement by and between
                      The Dayton Power and Light Company,
                      Indiana Energy, Inc. and Number-3CHK, Inc.
                      (now named Vectren Energy of Ohio, Inc.), dated December 14, 1999;

      Exhibit No. 2   Summary of Transition Services (Schedule
                      7.13) (to the Agreement) to be provided by DP&L;

      Exhibit No. 3   Inventory of the DP&L Gas Assets to be
                      purchased by Company or IGC, as the case may be, will be made available upon request (5 notebooks);

      Exhibit No. 4   An affidavit of Niel C. Ellerbrook,
                      President and Chief Executive Officer of
                      Indiana Energy, Inc., concerning the
                      background of this purchase and the
                      proposed operation of the DP&L Gas Assets;

      Exhibit No. 5   Verifications of the President and
                      Secretaries of the Company and IGC
                      attesting to the truth of the Joint
                      Petition; and

      Exhibit No. 6   Verifications of the President and
                      Secretary of DP&L attesting to the truth of the Joint Petition.

(15)    Joint Petitioners request that this Joint Petition

be expedited using the Commission's customary streamlined

procedure whereby the case is determined on the basis of the information presented in the Joint Petition and exhibits,

including the attached affidavits, and that a public notice

be published advising interested persons that they must file with the Commission statements indicating the basis of their interests by a specified date.  Assuming there is no party

with a legitimate interest who presents an issue that cannot be resolved without a hearing, a public hearing in this

matter does not appear to be justified.



(16)    The transfer of the DP&L Gas Assets is in the public

interest and will not adversely affect the current customers of DP&L because after the transfer, the acquirer will be an

affiliate of a competent and financially stable energy

company and will continue to provide quality natural gas

service at the same just and reasonable rates charged by

DP&L pursuant to its approved tariffs.



(17)    This Joint Petition, together with its exhibits,

conclusively demonstrates that the transfer of the DP&L Gas

Assets is in the public interest and that current customers

of DP&L will not be adversely affected, and in fact will

benefit, by the transfer.



(18)    In order to provide for this orderly transition of

the operation of the DP&L Gas Assets from DP&L to Company or

IGC prior to the commencement of the 2000-2001 space heating season, Joint Petitioners desire to close this transaction

before June 30, 2000.  Accordingly, Joint Petitioners

respectfully request expedited processing of this Joint

Petition.



(19)    Joint Petitioners respectfully submit that the

matters set forth in this Joint Petition, including the

exhibits, demonstrate that the transfer of the DP&L Gas

Assets from DP&L to Company or IGC is warranted and that

approval of Company's or IGC's adoption of the DP&L natural gas Tariff, P.U.C.O. No. 3 is appropriate.



(20)    In conclusion, Company and IGC respectfully aver

that the transfer by DP&L of the DP&L Gas Assets to Company

or IGC, and the adoption by Company or IGC of DP&L's Tariff,

P.U.C.O. No. 3, will provide the current customers of the

DP&L natural gas system with continued safe and reliable

natural gas service from a system operated by a qualified

and financially stable natural gas company at fair and

reasonable rates.



     WHEREFORE, Company, IGC and DP&L respectfully request

the Commission to:



            (1)  determine that no hearing on this Joint
            Petition is warranted or required;

            (2)  state that it strongly prefers and
            endorses the "Preferred Structure";

            (3)  state that it also prefers the First
            Alternative Structure to the regulation of Vectren as a registered holding company under PUCHA;

            (4)  approve the purchase and sale of the DP&L
            Gas Assets from DP&L to Company or IGC, as the case may be, pursuant to R. C. Section 4905.48
            (B) and (C), indicating explicitly that the acquisition will not affect the Commission's jurisdiction and authority over the rates, services and operations of the owner of the DP&L Gas Assets, nor would it impair the Commission's ability to protect ratepayers;

            (5)  approve the adoption of DP&L's natural gas
            Tariff, P.U.C.O. No. 3 by Company or IGC, as the case may be; and

            (6)  grant Joint Petitioners such other and
            further relief which they may be reasonably entitled to, and which is necessary or advisable in the premises.

                  Respectfully submitted on behalf of

                  THE DAYTON POWER AND LIGHT COMPANY

                  By:________________________________
                  Charles J. Faruki
                  Paul L. Horstman
                  FARUKI GILLIAM & IRELAND P.L.L
                  600 Courthouse Plaza, S.W.
                  Dayton, Ohio 45402
                  (937) 227-3705

                            and

                  By:_______________________________
                  Stephen F. Koziar, Jr.
                  Group Vice President and Secretary
                  THE DAYTON POWER AND LIGHT COMPANY
                  MacGregor Park
                  1065 Woodman Drive
                  Dayton, Ohio 45432
                  (937) 259-7214

                  Its Counsel

                  VECTREN ENERGY OF OHIO, INC.
                  INDIANA GAS COMPANY, INC.

                  By:_________________________________
                  Sally W. Bloomfield
                  Julia L. Dorrian
                  BRICKER & ECKLER LLP
                  100 South Third Street
                  Columbus, Ohio 43215-4291
                  (614) 227-2368

                            and

                  By:______________________________
                  Ronald E. Christian
                  Robert E. Heidorn
                  1630 North Meridian Street
                  Indianapolis, Indiana  46202-1496
                  (317) 321-0357; 321-0679

                  Their Counsel

                                               EXHIBIT NO. 1




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



Asset Purchase Agreement by and between The Dayton Power and

 Light Company, Indiana Energy, Inc. and Number-3CHK, Inc.,

                   dated December 14, 1999

                                               EXHIBIT NO. 2




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



     Summary of Transition Services Schedule 7.13 to the

                          Agreement

                                               EXHIBIT NO. 3




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



                     Inventory Schedules

                  (available upon request)

                                               EXHIBIT NO. 4




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



               Affidavit of Niel C. Ellerbrook

                                               EXHIBIT NO. 5




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



        Verifications of Vectren Energy of Ohio, Inc.

                                               EXHIBIT NO. 6




 VECTREN ENERGY OF OHIO, INC., INDIANA GAS COMPANY, INC. AND

             THE DAYTON POWER AND LIGHT COMPANY



     Verifications of The Dayton Power and Light Company

                           BEFORE
           THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Joint    )
Petition of VECTREN ENERGY OF )
OHIO, INC., INDIANA GAS       )
COMPANY, INC., AND THE DAYTON )
POWER AND LIGHT COMPANY, to   )   Case No. 00-   ______-GA-ATR
Transfer the Natural Gas      )
Assets of The Dayton Power    )
and Light Company to Vectren  )
Energy of Ohio, Inc.  and/or  )
Indiana Gas Company, Inc.     )
Pursuant to R.C. Section      )
4905.48 (B) and (C)           )

                        VERIFICATION

STATE OF INDIANA    )
                    )  SS:
COUNTY OF MARION    )


     Niel C. Ellerbrook, being duly sworn, deposes and says

that he is President of Vectren Energy of Ohio, Inc. and

Indiana Gas Company, Inc. and that the statements made in

the Joint Petition and Application and exhibits with respect to Vectren Energy of Ohio, Inc. and Indiana Gas Company,

Inc. are true to the best of his knowledge and belief.


                             ____________________________
                             Niel C. Ellerbrook

     SWORN TO before me and subscribed in my presence this

_____ day of March, 2000.

                            ______________________________
                            Notary Public


My commission expires:  _________
                           BEFORE
           THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Joint    )
Petition of VECTREN ENERGY    )
OF OHIO, INC., INDIANA GAS    )
COMPANY, INC., AND THE        )
DAYTON POWER AND LIGHT        )   Case No. 00-   ______-GA-ATR
COMPANY, to Transfer the      )
Natural Gas Assets of The     )
Dayton Power and Light        )
Company to Vectren Energy of  )
Ohio, Inc.  and/or Indiana    )
Gas Company, Inc. Pursuant    )
to R.C. Section 4905.48 (B)   )
and (C)                       )

                        VERIFICATION

STATE OF INDIANA    )
                    )  SS:
COUNTY OF MARION    )


     Ronald E. Christian, being duly sworn, deposes and says

that he is Secretary of Vectren Energy of Ohio, Inc. and

that the statements made in the Joint Petition and

Application and exhibits with respect to Vectren Energy of

Ohio, Inc. and Indiana Gas Company, Inc. are true to the

best of his knowledge and belief.


                               ___________________________
                               Ronald E. Christian

     SWORN TO before me and subscribed in my presence this

_____ day of March, 2000.

                             ______________________________
                             Notary Public


My commission expires:     _________
                           BEFORE
           THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Joint    )
Petition of VECTREN ENERGY OF )
OHIO, INC., INDIANA GAS       )
COMPANY, INC., AND THE DAYTON )
POWER AND LIGHT COMPANY, to   )   Case No. 00-   ______-GA-ATR
Transfer the Natural Gas      )
Assets of The Dayton Power    )
and Light Company to Vectren  )
Energy of Ohio, Inc.  and/or  )
Indiana Gas Company, Inc.     )
Pursuant to R.C. Section      )
4905.48 (B) and (C)           )

                        VERIFICATION

STATE OF INDIANA    )
                    )  SS:
COUNTY OF MARION    )


     Anthony E. Ard, being duly sworn, deposes and says that

he is Secretary of Indiana Gas Company, Inc. and that the

statements made in the Joint Petition and Application and

exhibits with respect to Vectren Energy of Ohio, Inc. and

Indiana Gas Company, Inc. are true to the best of his

knowledge and belief.


                                ___________________________
                                Anthony E. Ard

     SWORN TO before me and subscribed in my presence this

_____ day of March, 2000.

                           ______________________________
                           Notary Public


My commission expires:    _________


                           BEFORE
           THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Joint    )
Petition of VECTREN ENERGY    )
OF OHIO, INC., INDIANA GAS    )
COMPANY, INC., AND THE        )
DAYTON POWER AND LIGHT        )  Case No. 00-   ______-GA-ATR
COMPANY, to Transfer the      )
Natural Gas Assets of The     )
Dayton Power and Light        )
Company to Vectren Energy of  )
Ohio, Inc.  and/or Indiana    )
Gas Company, Inc. Pursuant    )
to R.C. Section 4905.48 (B)   )
and (C)                       )

                        VERIFICATION

STATE OF OHIO           )
                        )  SS:
COUNTY OF MONTGOMERY    )


     Stephen F. Koziar, Jr., being duly sworn, deposes and

says that he is Group Vice President and Secretary of The

Dayton Power and Light Company and that the statements made

in paragraphs 1-3, 9, 11 and 13-19 of the Joint Petition and

Exhibits 1, 2 and 3 are true to the best of his knowledge

and belief.

                             ______________________________
                             Stephen F. Koziar, Jr.


     SWORN TO before me and subscribed in my presence this

_____ day of March, 2000.

                           ______________________________
                           Notary Public


My commission expires:    _________
                           BEFORE
           THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Joint     )
Petition of VECTREN ENERGY OF  )
OHIO, INC., INDIANA GAS        )
COMPANY, INC., AND THE DAYTON  )
POWER AND LIGHT COMPANY, to    )  Case No. 00-   ______-GA-ATR
Transfer the Natural Gas       )
Assets of The Dayton Power     )
and Light Company to Vectren   )
Energy of Ohio, Inc.  and/or   )
Indiana Gas Company, Inc.      )
Pursuant to R.C. Section       )
4905.48 (B) and (C)            )

                        VERIFICATION

STATE OF OHIO          )
                       )  SS:
COUNTY OF MONTGOMERY   )


     Allen M. Hill, being duly sworn, deposes and says that

he is President and Chief Executive Officer of The Dayton

Power and Light Company and that the statements made in

paragraphs 1-3, 9, 11 and 13-19 of the Joint Petition and

Exhibits 1, 2 and 3 are true to the best of his knowledge

and belief.

                               ___________________________
                               Allen M. Hill


     SWORN TO before me and subscribed in my presence this

_____ day of March, 2000.

                         ______________________________
                         Notary Public


My commission expires:    _________